Exhibit 10.16

AMENDMENT TO EMPLOYMENT AGREEMENT

This AMENDMENT is entered into as of August 7, 2003 by and among Graphic Packaging International, Inc., a Delaware corporation (formerly Riverwood International Corporation) (“Employer”), Graphic Packaging Corporation, a Delaware corporation (formerly Riverwood Holding, Inc.) (“Graphic”) and                      (“Executive”).

W I T N E S S E T H:

WHEREAS, the Executive, Graphic and the Employer are parties to an Employment Agreement, as amended, dated as of [date] (the “Employment Agreement”);

WHEREAS, the Executive, Graphic and the Employer wish to amend a certain provision of the employment Agreement addressing the incentive compensation payable to the Executive.

NOW, THEREFORE, each of the Executive, Graphic and the Employer, for good and valid consideration, agree as follows:

1.  Amendment to Section 4(a).  Section 4(a) of the Employment Agreement is hereby amended and restated in its entirety to read as follows:

“(a) Incentive Compensation. During the Employment Period, Executive shall participate in Employer’s incentive compensation programs for its similarly situated executives existing from time to time, at a level commensurate with his position and duties with Employer and based on such performance targets as may be established from time to time by employer’s Board or a committee thereof.”

2.  Miscellaneous.  Except as expressly amended hereby, all of the terms and provisions of the Employment Agreement are hereby reaffirmed and remain in full force and effect. The words “this Agreement,” “hereof,” “herein,” “hereby” and words of similar import when used in the Employment Agreement shall refer to the Employment Agreement as amended hereby. This Amendment shall be governed by and construed in accordance with the laws of the State of New York without reference to principles of conflict of laws. The section and other headings contained in this Amendment are for reference purposes and shall not affect the meaning or interpretations of this Amendment. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, Employer and Graphic have duly executed this Agreement by their authorized representatives, and Executive has hereunto set his hand, in each case effective as of the date first above written.

GRAPHIC PACKAGING INTERNATIONAL, INC.

By:
Name:
Title:

GRAPHIC PACKAGING CORPORATION

By:
Name:
Title:

Executive:

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